EXHIBIT 23(e)


                         RALPH E. DAVIS ASSOCIATES, INC.
                      Consultants-Petroleum and Natural Gas
                         1717 St. James Place-Suite 460
                              Houston, Texas 77056
                                 (713) 622-8955


                               CONSENT OF ENGINEER


         We hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-3 of National Fuel Gas Company of our audit report for Player Resources Ltd. dated October 17, 2002 and to the reference to our estimate dated October 1, 2002, which appear in and are incorporated by reference in National Fuel Gas Company's Annual Report on Form 10-K for the year ended September 30, 2002. We also consent to the reference to us under the heading "Experts" in such prospectus.

                                        RALPH E. DAVIS ASSOCIATES, INC.


                                        /s/ Allen C. Barron
                                        ----------------------------------------
                                        Allen C. Barron, P.E.
                                        President

Houston, Texas
December 22, 2002